Exhibit 99.01

Vocera Reports $23.1M in Q3 Revenue; Raises Low-End of Full-Year Guidance

•	Revenue of $23.1M; FY 2014 revenue expectations of $92-$95M

•	Non-GAAP EPS of ($0.16); GAAP EPS of ($0.31)

•	Cash and short-term investments of $116.8M

•	Adjusted EBITDA of ($3.5M)

SAN JOSE, Calif. — October 30, 2014 — Vocera Communications, Inc. (NYSE: VCRA), today reported revenue of $23.1 million, a GAAP net loss per share of ($0.31) and a non-GAAP net loss per share of ($0.16) for the third quarter of 2014. The company also raised the low end of its full-year 2014 revenue guidance to a range of $92 to $95 million.

“Third quarter results reflect good sequential progress in bookings and backlog from Q2 and growing momentum as we finish the year,” noted Brent Lang, Vocera’s president and CEO. “We achieved revenue above our guidance, and maintained a software maintenance renewal rate above 98%. Despite challenging spending conditions in U.S. hospitals, we continue to expand and strengthen our market position.”

Third Quarter 2014 Results

Revenue for the third quarter of 2014 was $23.1 million, compared to $26.1 million in the third quarter of last year. Total revenue was comprised of $12.0 million of product revenue and $11.1 million of services revenue.

Product revenue decreased 23% year-over-year, and was comprised of $8.8 million of device revenue and $3.3 million of software revenue.

On a sequential basis, third quarter device revenue declined 2% and software revenue increased 12% from the second quarter of 2014.

Third quarter services revenue increased 7% from the third quarter of 2013, and was comprised of $8.9 million of software maintenance and support and $2.2 million of professional services. The company continued to experience high software maintenance renewal rates, renewing more than 98% of the eligible U.S. healthcare contracts in the third quarter.

GAAP gross margin was 58.5%, compared to 62.4% in the third quarter of last year. Non-GAAP gross margin was 60.4%, versus 63.8% in the third quarter of 2013.

Non-GAAP product gross margin for the third quarter 2014 was 62.3%, versus 65.0% in the third quarter of last year. Non-GAAP services gross margin was 58.3%, versus 62.0% in the third quarter of 2013.

Total non-GAAP gross margin declined due principally to lower product revenue where some of our costs are fixed, as well as some one-time charges for obsolete materials. Gross margin is expected to improve in the fourth quarter.

Third quarter 2014 GAAP operating expense was $21.3 million, compared to $19.7 million in the third quarter of last year. Non-GAAP operating expense was $17.9 million, compared to $17.5 million in the third quarter of last year, and $18.5 million in the second quarter of 2014. Non-GAAP operating expense decreased sequentially due to tighter expense management.

GAAP net loss for the quarter was ($7.9) million, or ($0.31) per share, compared to ($3.1) million, or ($0.13) per share in in the year-ago quarter. Non-GAAP net loss for the third quarter 2014 was ($4.1) million, or ($0.16) per share. Non-GAAP net loss for the third quarter of 2013 was ($0.5) million, or ($0.02) per share.

Adjusted EBITDA for the third quarter was ($3.5) million, versus ($0.2) million in the third quarter 2013.

A reconciliation of non-GAAP to GAAP financial measures is included in the financial schedules, linked below.

As of September 30, 2014, the company had cash, cash equivalents and short-term investments of $116.8 million, compared to $120.6 million at June 30, 2014, and no debt. Deferred revenue was $32.2 million at September 30 2014, compared to $30.0 million at September 30, 2013 and $31.5 million at June 30, 2014.

2014 Guidance

For the full year 2014, the company expects revenue between $92 and $95 million and a GAAP loss per share between ($1.23) and ($1.12).

Non-GAAP loss per share is expected to be to be between ($0.68) and ($0.57), and non-GAAP Adjusted EBITDA to be between ($14.9) million and ($12.0) million. A reconciliation of GAAP to non-GAAP measures, and fourth quarter guidance, are included in the attached statements.

Link to third quarter 2014 financial statements, guidance and reconciliation to GAAP

Conference Call Information

The Company will host a conference call at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific, today, October 30, 2014, to discuss the company’s results.

Investors may access a free, live webcast of the call through the Investors section of the company’s website at investors.vocera.com

The call also can be accessed by dialing 800-510-0146, or 617-614-3449 for international callers, and using the access code 7730 2940.

A webcast replay of the call will be archived on the company’s website.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the full year and fourth quarter of 2014, the future financial performance of our company, the introduction of new products and the effect macroeconomic conditions affecting the health care industry will have on our business and results of operations. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, the effects of the Patient Protection and Affordable Care Act of 2010; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget, the federal budget sequester, and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; to acquire the sole and limited source hardware and software components of our solutions; to obtain the required capacity and product quality from our contract manufacturer; to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the SEC. Our filings with the Securities and Exchange Commission (“SEC”) are available on the Investors section of our company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the third quarter of 2014 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates the company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share and non-GAAP operating expense. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expense, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and 2014, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. As the cases progress, we may encounter more significant legal costs for our defense. Our projections of net income/(loss), and non-GAAP earnings/(loss) per diluted share for the full year and fourth quarter 2014 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business. For the same reason, third quarter 2014 non-GAAP results exclude these securities litigation expenses.

d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, effective with the guidance included in this release, we will also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.

(e) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.

About Vocera

Vocera empowers integrated, intelligent communication in healthcare, hospitality, energy and other mission-critical mobile environments. Widely recognized for developing smarter ways to instantly communicate and collaborate, Vocera offers a comprehensive portfolio of solutions that improve efficiency throughout organizations. The Vocera Communication System is installed in more than 1,200 organizations worldwide. The Vocera portfolio improves workflow, quality, safety and outcomes while elevating the customer and patient experience. In addition to providing innovative technology, Vocera drives thought leadership and new standards to improve patient experience via its research collaborative, the Experience Innovation Network. Vocera is headquartered in San Jose, Calif., with offices in San Francisco, Tennessee, Canada, India, United Arab Emirates, and the United Kingdom. For more information, please visit www.vocera.com and @VoceraComm on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions.

Contacts:

Investors:	Media:
Brad Samson	Elaine Wu	Claire Baki
Vocera	Vocera	MSLGROUP
408.882.5737	408.882.5784	415.512.0770
bsamson@vocera.com	ewu@vocera.com	Vocera@mslgroup.com

Vocera Communications, Inc.

Condensed consolidated statements of operations

(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2014	2013	2014	2013
Revenue
Product	$12,020	$15,666	$38,059	$43,966
Service	11,104	10,401	32,760	29,810

Total revenue	23,124	26,067	70,819	73,776

Cost of revenue
Product	4,706	5,635	14,117	15,581
Service	4,883	4,155	14,225	12,409

Total cost of revenue	9,589	9,790	28,342	27,990

Gross profit	13,535	16,277	42,477	45,786

Operating expenses
Research and development	5,113	3,798	13,541	10,830
Sales and marketing	11,942	11,791	37,299	32,702
General and administrative	4,237	4,073	12,790	11,000

Total operating expenses	21,292	19,662	63,630	54,532

Loss from operations	(7,757)	(3,385)	(21,153)	(8,746)
Interest income	83	87	268	170
Other (expense) income, net	(132)	76	(178)	(55)

Loss before income taxes	(7,806)	(3,222)	(21,063)	(8,631)
(Provision for) benefit from income taxes	(85)	120	(225)	8

Net loss	$(7,891)	$(3,102)	$(21,288)	$(8,623)

Net loss per share:
Basic and diluted	($0.31)	($0.13)	($0.84)	($0.35)

Weighted average shares used to compute net loss per share
Basic and diluted	25,432	24,747	25,243	24,530

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
	September 30,	December 31,
(in thousands)	2014	2013
Assets
Current assets
Cash and cash equivalents	$16,184	$39,652
Short term investments	100,647	88,024
Accounts receivable, net	15,962	23,543
Other receivables	867	882
Inventories	4,230	5,665
Prepaid expenses and other current assets	2,675	1,892

Total current assets	140,565	159,658
Property and equipment, net	5,191	5,365
Intangible assets, net	3,396	1,544
Goodwill	9,988	5,575
Other long-term assets	889	965

Total assets	$160,029	$173,107

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	2,504	3,531
Accrued payroll and other current liabilities	10,381	9,841
Deferred revenue, current	25,712	26,133

Total current liabilities	38,597	39,505
Deferred revenue, long-term	6,479	6,398
Other long-term liabilities	1,782	1,641

Total liabilities	46,858	47,544
Stockholders’ equity	113,171	125,563

Total liabilities and stockholders’ equity	$160,029	$173,107

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended September 30,
	2014			2013
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(7,891)	$25,432	($0.31)	$(3,102)	24,747	($0.13)
Non-GAAP Adjustments:
Stock compensation (a)
Gross Margin	320			272
Operating Expenses	2,465			2,121
Intangible amortization (b)
Gross Margin	110			92
Operating Expenses	98			89
Acquisition expense—(c)
Gross Margin
Operating Expenses	632			—
Litigation expense (d)
Gross Margin
Operating Expenses	204			—

Total adjustments	3,829	—	0.15	2,574	—	0.11
Non-GAAP	$(4,062)	25,432	$(0.16)	$(528)	24,747	$(0.02)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)	This operating expense adjustment reflects the accounting impact of acquisitions, including for Q3 2014 $533K of consideration deemed to be compensation.
(d)	This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Nine months ended September 30,
	2014			2013
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(21,288)	25,243	($0.84)	$(8,623)	24,530	($0.35)
Non-GAAP Adjustments:
Stock compensation (a)
Gross Margin	857			707
Operating Expenses	7,303			5,406
Intangible amortization (b)
Gross Margin	319			276
Operating Expenses	270			268
Acquisition expense—(c)
Gross Margin
Operating Expenses	632			—
Litigation expense (d)
Gross Margin
Operating Expenses	204			—

Total adjustments	9,585	—	0.38	6,657	—	0.27
Non-GAAP	$(11,703)	25,243	$(0.46)	$(1,966)	24,530	$(0.08)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)	This operating expense adjustment reflects the accounting impact of acquisitions, including for Q3 2014 $533K of consideration deemed to be compensation.
(d)	This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended September 30,
	2014					2013
	Stock	Intangible	Acquisiton	Litigation	Total	Stock	Intangible	Acquisiton	Litigation	Total
	compensation	amortization	expense	expense	Adjustments	compensation	amortization	expense	expense	Adjustments
Gross margin:
Product	$68	$110	$	$	$178	$67	$92	$	$	$159
Services	251				251	205	—			205
Operating expenses:
Research and development	266		11		277	194	2			196
Sales and marketing	1,123	74			1,196	816	86			902
General and administrative	1,076	25	621	204	1,926	1,111	1			1,112
Other (income) expense					—					—

Non-GAAP income adjustments	$2,785	$208	$632	$204	$3,829	$2,393	$181	$0	$0	$2,574

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Nine months ended September 30,
	2014					2013
	Stock	Intangible	Acquisiton	Litigation	Total	Stock	Intangible	Acquisiton	Litigation	Total
	compensation	amortization	expense	expense	Adjustments	compensation	amortization	expense	expense	Adjustments
Gross margin:
Product	$192	$319	$	$	$511	$186	$276	$	$	$462
Services	665	—			665	521	—			521
Operating expenses:										—
Research and development	725	—	11		736	632	2			634
Sales and marketing	3,158	218			3,376	2,121	260			2,381
General and administrative	3,420	52	621	204	4,297	2,653	6			2,659
Other (income) expense					—					—

Non-GAAP income adjustments	$8,160	$588	$632	$204	$9,585	$6,113	$544	$0	$0	$6,657

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended September 30		Nine months ended September 30
	2014	2013	2014	2013
GAAP net income (loss)	$(7,891)	$(3,102)	$(21,288)	$(8,623)
Add back:
Stock compensation	2,785	2,393	8,160	6,113
Acquisition expense	632	—	632	—
Litigation expense	204	—	204	—
Interest income	(60)	(60)	(200)	(110)
Depreciation and amortization	737	687	2,233	1,801
Income tax (benefit) expense	85	(120)	225	(8)

Non-GAAP adjusted EBITDA	$(3,509)	$(202)	$(10,033)	$(827)

Vocera Communications, Inc.

Reconciliation of GAAP to non-GAAP Operating Expense

(In thousands, unaudited)

	Three months ended September 30, 2014	Three months ended June 30, 2014	Three months ended September 30, 2013
GAAP operating expense	$21,292	$21,132	$19,662
Stock compensation	2,465	2,526	2,121
Intangible amortization	98	90	89
Acquisition expense	632	—	—
Litigation expense	204	—	—

Total Adjustments	3,399	2,616	2,210
Non-GAAP operating expense	$17,893	$18,516	$17,452

Vocera Communications, Inc.

Future guidance for operating results

Reconciliation of GAAP to Non-GAAP for net loss and net loss per share

	Q4-14		Fiscal Year 2014
($ in millions)	Low	High	Low	High
Revenue	$21.2	$24.2	$92.0	$95.0
GAAP net loss	($9.7)	($7.0)	($31.2)	($28.3)
Stock compensation	2.7	2.7	10.9	10.9
Intangible amortization	0.2	0.2	0.8	0.8
Acquisition expense	0.3	0.3	1.0	1.0
Litigation expense	0.4	0.4	0.6	0.6
Restructuring expense	0.7	0.7	0.7	0.7

Total Adjustments	4.4	4.4	13.9	13.9

Non-GAAP net loss	($5.3)	($2.6)	($17.2)	($14.4)

Weighted average shares, basic and diluted (in thousands)	25,632	25,632	25,339	25,339
GAAP net loss per share	($0.38)	($0.27)	($1.23)	($1.12)
Non-GAAP net loss per share	($0.21)	($0.10)	($0.68)	($0.57)

Reconciliation of Non-GAAP net loss to adjusted EBIDTA

	Q4-14		Fiscal Year 2014
($ in millions)	Low	High	Low	High
Non-GAAP net loss	($5.3)	($2.6)	($17.2)	($14.4)
Interest (income) expense, net	0.0	0.0	(0.2)	(0.2)
Depreciation	0.6	0.6	2.3	2.3
Provision for income taxes	0.1	0.1	0.3	0.3

Total Adjustments	0.7	0.7	2.3	2.3

Adjusted EBITDA	($4.6)	($2.0)	($14.9)	($12.0)